Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ZKH Group Limited of our report dated March 7, 2023 relating to the financial statements, which appears in ZKH Group Limited’s Registration Statement on Form F-1 (No. 333-270316) for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shenzhen, the People’s Republic of China
April 2, 2024